                                   EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Mapics, Inc. at December 31, 1998 and agree that this filing is filed on behalf of each of them.


                                   CLOVER CAPITAL MANAGEMENT, INC.



February 5, 1999                 By:  /s/ Michael E. Jones
                                        ---------------------------
                                        Michael E. Jones
                                        Managing Director





February 5, 1999                        /s/ Michael E. Jones
                                   --------------------------------
                                            Michael E. Jones



February 5, 1999                    /s/ Geoffrey H. Rosenberger
                                   --------------------------------
                                        Geoffrey H. Rosenberger



February 5, 1999                        /s/ Charles W. Ruff
                                   --------------------------------
                                            Charles W. Ruff



February 5, 1999                        /s/ James G. Gould
                                   --------------------------------
                                            James G. Gould




                           Page 11 of 11 pages